Exhibit 99.1

RE/MAX Holdings Reports Fourth Quarter And Full-Year 2018 Results

DENVER, Feb. 21, 2019 /PRNewswire/ --

Full-Year 2018 Highlights
(Compared to full-year 2017 unless otherwise noted)

  Total agent count increased 4.4% to 124,280 agents
  U.S. and Canada combined agent count increased 0.2% to 84,449 agents
  Total open Motto Mortgage franchises more than doubled to 78 offices
  Revenue increased 9.8% to $212.6 million
  Net income attributable to RE/MAX Holdings, Inc. of $27.0 million and earnings per diluted share (GAAP EPS) of $1.52
  Adjusted EBITDA1 of $104.3 million, Adjusted EBITDA margin1 of 49.1% and Adjusted earnings per diluted share (Adjusted EPS1) of $2.25

Fourth Quarter 2018 Highlights
(Compared to fourth quarter 2017 unless otherwise noted)

  Revenue increased 4.8% to $50.8 million
  Net income attributable to RE/MAX Holdings, Inc. of $6.3 million and earnings per diluted share (GAAP EPS) of $0.35
  Adjusted EBITDA1 of $23.3 million, Adjusted EBITDA margin1 of 45.8% and Adjusted earnings per diluted share (Adjusted EPS1) of $0.49
  Announced a 5% increase to the quarterly dividend on February 20, 2019

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter and full year ended December 31, 2018.

"We are pleased with our fourth quarter performance as our differentiated business model continued to demonstrate its strength in a correcting market," stated Adam Contos, RE/MAX Holdings Chief Executive Officer. "For the full-year 2018, we increased RE/MAX agent count, the number of open Motto franchises, revenue, Adjusted EBITDA and free cash flow while continuing to invest meaningfully in future organic growth opportunities despite a double-digit reduction in U.S. existing home sales to end the year. We believe the agent-centric RE/MAX model is more insulated and resilient than many others in our industry and our expanding Motto business provides another organic growth channel during times like these."

Contos continued, "We have great momentum as we enter into the new year. Our position of strength enables us to consider smart organizational changes that evolve and improve the business. For instance, we recently reinvented our RE/MAX brokerage support structure to make it more focused and impactful. Our new service model, which emphasizes business systems, accountability and technology engagement, is designed to accelerate brokerage growth regardless of market conditions. Looking ahead, we are optimistic, knowing RE/MAX agents perform well in any market. The first booj-developed RE/MAX tech products will roll out this year, and interest in owning a Motto franchise remains high and we continue to feel good about our pipeline."

Fourth Quarter 2018 Operating Results

Agent Count

The following table compares agent count as of December 31, 2018 and 2017:

	As of December 31		Change
	2018	2017	#	%
U.S.	63,122	63,162	(40)	(0.1)
Canada	21,327	21,112	215	1.0
Subtotal	84,449	84,274	175	0.2
Outside the U.S. & Canada	39,831	34,767	5,064	14.6
Total	124,280	119,041	5,239	4.4

Revenue

RE/MAX Holdings generated total revenue of $50.8 million in the fourth quarter of 2018, an increase of $2.3 million or 4.8% compared to $48.5 million in the fourth quarter of 2017. Revenue increased primarily due to acquisitions. Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $1.3 million or 3.8% over the fourth quarter of 2017 and accounted for 67.4% of revenue in the fourth quarter of 2018 compared to 68.1% in the comparable period in 2017.

Operating Expenses

Total operating expenses were $29.4 million for the fourth quarter of 2018 and included a $6.1 million gain on reduction in tax receivable agreement liability, an outcome of the Company finalizing its implementation of the Tax Cuts and Jobs Act. Total operating expenses were negligible in the fourth quarter of 2017 due to a $32.7 million gain on reduction in tax receivable agreement liability. Excluding this line item, operating expenses increased due to higher selling, operating and administrative expenses and depreciation and amortization expenses.

Selling, operating and administrative expenses were $30.0 million in the fourth quarter of 2018, an increase of $2.3 million or 8.2% compared to the fourth quarter of 2017 and represented 59.1% of revenue compared to 57.3% in the prior-year period. Selling, operating and administrative expenses increased primarily due to investments in technology and the costs to support booj's legacy operations, as well as increased severance and equity compensation expenses. These increases were partially offset by decreased acquisition expenses and professional fees.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $6.3 million for the fourth quarter of 2018, an increase of $11.8 million over the fourth quarter of 2017. The increase was primarily due to the impacts from the enactment of the Tax Cuts and Jobs Act. Reported basic and diluted GAAP EPS were each $0.35 for the fourth quarter of 2018.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $23.3 million for the fourth quarter of 2018, a decrease of $2.3 million or 9.0% from the fourth quarter of 2017. Adjusted EBITDA decreased primarily due to investments in technology and increased severance expenses partially offset by contributions from the acquisition of the Northern Illinois region. Adjusted EBITDA margin was 45.8% in the fourth quarter of 2018 compared to 52.7% in the fourth quarter of 2017.

Adjusted basic and diluted EPS were each $0.49 for the fourth quarter of 2018 and primarily benefited from the enactment of the Tax Cuts and Jobs Act compared to the prior-year period. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended December 31, 2018 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 58.6% for the quarter ended December 31, 2018.

Balance Sheet

As of December 31, 2018, the Company had a cash balance of $60.0 million, an increase of $9.2 million from December 31, 2017. As of December 31, 2018, RE/MAX had $227.8 million of outstanding debt, net of an unamortized debt discount and issuance costs, a decrease of $1.2 million compared to $229.0 million as of December 31, 2017.

Dividend

On February 20, 2019, the Company's Board of Directors approved a quarterly cash dividend of $0.21 per share. The quarterly dividend is payable on March 20, 2019, to shareholders of record at the close of business on March 6, 2019.

Outlook

As previously disclosed, on January 1, 2019, the Company acquired the RE/MAX advertising funds in Company-owned Regions and the Motto advertising fund (collectively, the "Marketing Funds"). Revenue from the Marketing Funds will increase the Company's revenue; however, since all of the revenue from the Marketing Funds is contractually encumbered, the Company does not expect a material impact, if any, to its overall profitability as a result of this acquisition.

The Company's first quarter and full-year 2019 Outlook includes the acquisitions of the Marketing Funds and assumes no further currency movements, acquisitions or divestitures.

For the first quarter of 2019, RE/MAX Holdings expects:

  Agent count to increase 3.5% to 4.5% over first quarter 2018;
  Revenue in a range of $70.0 million to $73.0 million (including revenue from the Marketing Funds in a range of $18.0 million to $19.0 million); and
  Adjusted EBITDA in a range of $22.0 million to $24.0 million.

For the full-year 2019, RE/MAX Holdings expects:

  Agent count to increase 2.0% to 4.0% over full-year 2018;
  Revenue in a range of $287.0 million to $291.0 million (including revenue from the Marketing Funds in a range of $72.5 million to $74.5 million); and
  Adjusted EBITDA in a range of $104.5 million to $107.5 million.

The effective U.S. GAAP tax rate attributable to RE/MAX Holdings is estimated to be between 17% and 19% in 2019.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, February 22, 2019, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the following dial-in numbers:

U.S.	1-833-287-0798
Canada & International	1-647-689-4457

Interested parties can access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnote:

1 Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 125,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; the Company's outlook for the first quarter and full year 2019; dividends; non-GAAP financial measures; estimated effective tax rates for 2019; housing and mortgage market conditions; economic and demographic trends; competition; technology initiatives; potential transactions; future expansion of Motto Mortgage and such expansion's impact on revenue; the Company's belief that expanding the Motto Mortgage business provides another organic growth channel; statements regarding the Company's agents performing well in any market; the statement that the first booj-developed RE/MAX tech products will be introduced in 2019; the Company's belief that the acquisition of certain marketing funds will not have a material impact to the Company's profitability; and the Company's strategic and operating plans and business models, including the ability of the Company's agents to adapt to slower market conditions and our belief that our agent-centric model is resilient and more insulated to a slowdown in real estate transactions compared to more traditional broker-centric businesses. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) the Company's ability to implement its technology initiatives, (8) fluctuations in foreign currency exchange rates, (9) the existence and identification of control deficiencies, including the material weakness in our internal control over financial reporting, and any impact of such control deficiencies as well as costs in remediating those control deficiencies, (10) the impact of recent changes to our senior management team, (11) the impact of the findings and recommendations of the previously disclosed Special Committee investigation on the Company and its management and operations, including the effect of measures taken in response to the investigation, reputational damage to the Company relating to the investigation, time and expenses incurred in implementing the recommendations of the Special Committee, any legal proceedings or governmental or regulatory investigations or actions related to the underlying matters of the Special Committee's internal investigation or other matters, and the diversion of management's time and resources to address such matters, and those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
		2017		2017
	2018	As adjusted*	2018	As adjusted*
Revenue:
Continuing franchise fees	$25,158	$24,396	$101,104	$93,694
Annual dues	9,119	8,620	35,894	33,767
Broker fees	10,202	10,886	46,871	43,801
Franchise sales and other revenue	6,362	4,608	28,757	22,452
Total revenue	50,841	48,510	212,626	193,714
Operating expenses:
Selling, operating and administrative expenses	30,043	27,779	120,179	106,946
Depreciation and amortization	5,426	4,834	20,678	20,512
Loss on sale or disposition of assets, net	104	233	63	660
Gain on reduction in tax receivable agreement liability	(6,145)	(32,736)	(6,145)	(32,736)
Total operating expenses	29,428	110	134,775	95,382
Operating income	21,413	48,400	77,851	98,332
Other expenses, net:
Interest expense	(3,106)	(2,582)	(12,051)	(9,996)
Interest income	279	156	676	352
Foreign currency transaction (losses) gains	(150)	(115)	(312)	174
Total other expenses, net	(2,977)	(2,541)	(11,687)	(9,470)
Income before provision for income taxes	18,436	45,859	66,164	88,862
Provision for income taxes	(7,370)	(46,261)	(15,799)	(57,047)
Net income (loss)	$11,066	$(402)	$50,365	$31,815
Less: net income attributable to non-controlling interest	4,792	5,075	23,321	21,577
Net income (loss) attributable to RE/MAX Holdings, Inc.	$6,274	$(5,477)	$27,044	$10,238

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.35	$(0.31)	$1.52	$0.58
Diluted	$0.35	$(0.31)	$1.52	$0.58
Weighted average shares of Class A common stock outstanding
Basic	17,748,745	17,696,991	17,737,649	17,688,533
Diluted	17,771,180	17,747,744	17,767,499	17,731,800
Cash dividends declared per share of Class A common stock	$0.20	$0.18	$0.80	$0.72
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change.

TABLE 2
RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		December 31,
	December 31,	2017
	2018	As adjusted*
Assets
Current assets:
Cash and cash equivalents	$59,974	$50,807
Accounts and notes receivable, current portion, less allowances of $7,980 and $7,223, respectively	21,185	20,284
Income taxes receivable	533	963
Other current assets	5,855	7,974
Total current assets	87,547	80,028
Property and equipment, net of accumulated depreciation of $13,280 and $12,326, respectively	4,390	2,905
Franchise agreements, net	103,157	119,349
Other intangible assets, net	22,965	8,476
Goodwill	150,684	135,213
Deferred tax assets, net	53,698	62,841
Other assets, net of current portion	4,399	4,023
Total assets	$426,840	$412,835
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,890	$517
Accrued liabilities	13,143	15,390
Income taxes payable	208	97
Deferred revenue	25,489	25,268
Current portion of debt	2,622	2,350
Current portion of payable pursuant to tax receivable agreements	3,567	6,252
Total current liabilities	46,919	49,874
Debt, net of current portion	225,165	226,636
Payable pursuant to tax receivable agreements, net of current portion	37,220	46,923
Deferred tax liabilities, net	400	151
Deferred revenue, net of current portion	20,224	20,228
Other liabilities, net of current portion	17,637	19,897
Total liabilities	347,565	363,709
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,754,416 shares issued and outstanding as of December 31, 2018; 17,696,991 shares issued and outstanding as of December 31, 2017	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	460,101	451,199
Retained earnings	21,138	8,400
Accumulated other comprehensive income, net of tax	328	459
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	481,569	460,060
Non-controlling interest	(402,294)	(410,934)
Total stockholders' equity	79,275	49,126
Total liabilities and stockholders' equity	$426,840	$412,835
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change.

TABLE 3
RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
		2017
	2018	As adjusted*
Cash flows from operating activities:
Net income	$50,365	$31,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,678	20,512
Bad debt expense	2,257	1,109
(Gain) loss on sale or disposition of assets and sublease, net	(139)	4,260
Equity-based compensation expense	9,176	2,900
Deferred income tax expense	9,552	47,966
Fair value adjustments to contingent consideration	(1,289)	180
Payments pursuant to tax receivable agreements	(6,305)	(13,371)
Non-cash change in tax receivable agreement liability	(6,145)	(32,736)
Other	1,082	1,145
Changes in operating assets and liabilities
Accounts and notes receivable, current portion	(3,241)	(2,826)
Advances from/to affiliates	581	(106)
Other current and noncurrent assets	2,170	(2,724)
Other current and noncurrent liabilities	(3,497)	2,815
Income taxes receivable/payable	560	(1,133)
Deferred revenue and deposits, current portion	259	3,482
Net cash provided by operating activities	76,064	63,288
Cash flows from investing activities:
Purchases of property and equipment and capitalization of developed software and trademark costs	(7,787)	(2,198)
Acquisitions, net of cash acquired of $362 and $0, respectively	(25,888)	(35,720)
Net cash used in investing activities	(33,675)	(37,918)
Cash flows from financing activities:
Payments on debt	(3,171)	(2,366)
Distributions paid to non-controlling unitholders	(14,559)	(17,260)
Dividends and dividend equivalents paid to Class A common stockholders	(14,306)	(12,793)
Payment of payroll taxes related to net settled restricted stock units	(895)	(816)
Payment of contingent consideration	(221)	—
Net cash used in financing activities	(33,152)	(33,235)
Effect of exchange rate changes on cash	(70)	1,063
Net increase (decrease) in cash and cash equivalents	9,167	(6,802)
Cash and cash equivalents, beginning of year	50,807	57,609
Cash and cash equivalents, end of period	$59,974	$50,807
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change.

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2018	2018	2018	2017	2017	2017	2017
Agent Count:
U.S.
Company-owned Regions (1)	49,318	50,342	50,432	49,760	49,411	47,397	47,252	46,708
Independent Regions (1)	13,804	13,948	14,063	13,852	13,751	16,152	15,997	15,733
U.S. Total	63,122	64,290	64,495	63,612	63,162	63,549	63,249	62,441
Canada
Company-owned Regions	6,702	6,858	6,915	6,920	6,882	6,924	6,893	6,786
Independent Regions	14,625	14,550	14,451	14,297	14,230	14,236	14,160	14,050
Canada Total	21,327	21,408	21,366	21,217	21,112	21,160	21,053	20,836
U.S. and Canada Total	84,449	85,698	85,861	84,829	84,274	84,709	84,302	83,277
Outside U.S. and Canada
Independent Regions	39,831	38,207	37,221	35,992	34,767	32,859	31,968	30,527
Outside U.S. and Canada Total	39,831	38,207	37,221	35,992	34,767	32,859	31,968	30,527
Total	124,280	123,905	123,082	120,821	119,041	117,568	116,270	113,804
________________________________________
(1)

As of each quarter end since December 31, 2017, U.S. Company-owned Regions include agents in the Northern Illinois region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Northern Illinois, Inc., including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the northern region of the state of Illinois, on November 15, 2017. As of the acquisition date, the Northern Illinois region had 2,266 agents.

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
		2017		2017
	2018	As adjusted*	2018	As adjusted*
Net income (loss)	$11,066	$(402)	$50,365	$31,815
Depreciation and amortization	5,426	4,834	20,678	20,512
Interest expense	3,106	2,582	12,051	9,996
Interest income	(279)	(156)	(676)	(352)
Provision for income taxes	7,370	46,261	15,799	57,047
EBITDA	26,689	53,119	98,217	119,018
Loss (gain) on sale or disposition of assets and sublease, net (1)	7	401	(139)	4,260
Equity-based compensation expense	3,035	739	9,176	2,900
Acquisition-related expense (2)	6	1,491	1,634	5,889
Gain on reduction in tax receivable agreement liability (3)	(6,145)	(32,736)	(6,145)	(32,736)
Special Committee investigation and remediation expense (4)	101	2,634	2,862	2,634
Fair value adjustments to contingent consideration (5)	(429)	(70)	(1,289)	180
Adjusted EBITDA (6)	$23,264	$25,578	$104,316	$102,145
Adjusted EBITDA Margin (6)	45.8%	52.7%	49.1%	52.7%
_____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change.

(1)	Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(3)	Gain on reduction in tax receivable agreement liability is a result of the Tax Cuts and Jobs Act enacted in December 2017 and further clarified in 2018.
(4)

Special Committee investigation and remediation expense relates to costs incurred in relation to the previously disclosed investigation by the special committee of independent directors of actions of certain members of our senior management and the implementation of the remediation plan.

(5)

Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability related to the acquisition of Full House Mortgage Connection, Inc. ("Full House"), a franchisor of mortgage brokers that created concepts used to develop Motto.

(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
		2017		2017
	2018	As adjusted*	2018	As adjusted*
Net income (loss)	$11,066	$(402)	$50,365	$31,815
Amortization of acquired intangible assets	4,466	3,847	17,502	17,741
Provision for income taxes	7,370	46,261	15,799	57,047
Add-backs:
Loss (gain) on sale or disposition of assets and sublease, net (1)	7	401	(139)	4,260
Equity-based compensation expense	3,035	739	9,176	2,900
Acquisition-related expense (2)	6	1,491	1,634	5,889
Gain on reduction in tax receivable agreement liability (3)	(6,145)	(32,736)	(6,145)	(32,736)
Special Committee investigation and remediation expense (4)	101	2,634	2,862	2,634
Fair value adjustments to contingent consideration (5)	(429)	(70)	(1,289)	180
Adjusted pre-tax net income	19,477	22,165	89,765	89,730
Provision for income taxes at 24% for 2018 and 38% for 2017, respectively	(4,675)	(8,423)	(21,544)	(34,097)
Adjusted net income (6)	$14,802	$13,742	$68,221	$55,633

Total basic pro forma shares outstanding	30,308,345	30,256,591	30,297,249	30,248,133
Total diluted pro forma shares outstanding	30,330,780	30,307,344	30,327,099	30,291,400

Adjusted net income basic earnings per share (6)	$0.49	$0.45	$2.25	$1.84
Adjusted net income diluted earnings per share (6)	$0.49	$0.45	$2.25	$1.84
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change.

(1)	Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(3)	Gain on reduction in tax receivable agreement liability is a result of the Tax Cuts and Jobs Act enacted in December 2017 and further clarified in 2018.
(4)

Special Committee investigation and remediation expense relates to costs incurred in relation to the previously disclosed investigation by the special committee of independent directors of actions of certain members of our senior management and the implementation of the remediation plan.

(5)

Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability related to the acquisition of Full House.

(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,748,745	17,696,991	17,737,649	17,688,533
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,308,345	30,256,591	30,297,249	30,248,133

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,748,745	17,696,991	17,737,649	17,688,533
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	22,435	50,753	29,850	43,267
Total diluted pro forma weighted average shares outstanding	30,330,780	30,307,344	30,327,099	30,291,400
____________________________
(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Year Ended December 31,
		2017
	2018	As adjusted*
Cash flow from operations	$76,064	$63,288
Less: Purchases of property and equipment and capitalization of developed software and trademark costs	(7,787)	(2,126)
Free cash flow (1)	68,277	61,162

Free cash flow	68,277	61,162
Less: Tax/Other non-dividend distributions to RIHI	(4,511)	(8,217)
Free cash flow after tax/non-dividend distributions to RIHI (1)	63,766	52,945

Free cash flow after tax/non-dividend distributions to RIHI	63,766	52,945
Less: Debt principal payments	(3,126)	(2,350)
Unencumbered cash generated (1)	$60,640	$50,595

Summary
Cash flow from operations	$76,064	$63,288
Free cash flow	$68,277	$61,162
Free cash flow after tax/non-dividend distributions to RIHI	$63,766	$52,945
Unencumbered cash generated	$60,640	$50,595

Adjusted EBITDA	$104,316	$102,145
Free cash flow as % of Adjusted EBITDA	65.5%	59.9%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	61.1%	51.8%
Unencumbered cash generated as % of Adjusted EBITDA	58.1%	49.5%
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change.

(1)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, Special Committee investigation and remediation expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items. The Company now adjusts for expense or income related to changes in the estimated fair value measurement of contingent consideration as it is a noncash item that the Company believes is not reflective of operating performance. Adjusted EBITDA was revised in prior periods to reflect this change for consistency in presentation.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, Special Committee investigation and remediation expense, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures, both as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com, or Media Contact: Kerry McGovern, (303) 796-3283, kmcgovern@remax.com